Exhibit 99.1

Joint Filling Agreement

January 21, 2021

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Commonwealth Bank of Australia, Colonial Holding Company Limited, Commonwealth Insurance Holdings Limited, Capital 121 Pty Limited and Colonial First State Investments Limited, each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Commonwealth Bank of Australia

By:	/s/Kristy Huxtable
Name:	Kristy Huxtable
Title:	Company Secretary

Colonial Holding Company Limited

By:	/s/Michael Venter
Name:	Michael Venter
Title:	Director

Commonwealth Insurance Holdings Limited

By:	/s/Michael Venter
Name:	Michael Venter
Title:	Director

Capital 121 Pty Limited

By:	/s/Michael Venter
Name:	Michael Venter
Title:	Director

Colonial First State Investments Limited

By:	/s/Lisa Butler Beatty
Name:	Lisa Butler Beatty
Title:	Company Secretary